EXHIBIT 10.4

INTELLECTUAL PROPERTY AGREEMENT
Between
HARRIS CORPORATION
and
HARRIS STRATEX NETWORKS, INC.
Dated: January 26, 2007

INTELLECTUAL PROPERTY AGREEMENT
     -i-

INTELLECTUAL PROPERTY AGREEMENT
     This INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”), dated as of January 26, 2007, is made by and between HARRIS CORPORATION, a Delaware corporation (“Harris”), and HARRIS STRATEX NETWORKS, INC., a Delaware corporation (the “Company”).
RECITALS
     WHEREAS, in connection with the combination of Harris’ Microwave Communications Division with Stratex Networks, Inc., a Delaware corporation (“Stratex”), Harris, the Company, Stratex, and Stratex Merger Corp., a Delaware corporation and wholly owned subsidiary of the Company, have entered into an Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, as amended by that certain letter agreement, dated January 26, 2007 (the “Formation Agreement”), among the parties thereto, pursuant to which the Company was formed to acquire Stratex pursuant to the Merger (as defined in the Formation Agreement) and to receive the Contributed Assets (as defined in the Formation Agreement) from Harris in the Contribution Transaction (as defined in the Formation Agreement), in each case on the terms and subject to the conditions set forth in the Formation Agreement; and
     WHEREAS, Harris and Stratex would not have entered into the Formation Agreement without the undertakings contained in this Agreement and the execution and delivery of this Agreement is a condition to closing under the Formation Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in the Agreement the parties agree as follows:
ARTICLE 1
DEFINITIONS
     1.01 Definitions. Unless otherwise defined in this Agreement, any term used but not expressly defined in this Agreement shall have the meaning ascribed to such term in the Formation Agreement. “Affiliate” shall have the meaning assigned to such term by Rule 405 under the Securities Act; provided, however, that neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of Harris or any of its other Subsidiaries.
ARTICLE 2
ASSIGNMENT AND LICENSE BACK OF TRADE SECRETS
     2.01 Assignment of Contributed Trade Secrets. Subject to the licenses granted back to Harris and its Subsidiaries pursuant to Section 2.02 and to any and all pre-existing licenses granted by Harris or its Subsidiaries, Harris and its Subsidiaries hereby irrevocably transfer and assign to the Company, all of their present worldwide right, title and interest in and to the Trade Secrets included in the Contributed Intellectual Property together with all Copyrights that are also Contributed Intellectual Property, along with all rights to sue and recover for any past infringements thereof (collectively, (“Contributed Trade Secrets”).

     2.02 License Back to Harris and its Subsidiaries. In consideration for the transfer and assignment of the Contributed Trade Secrets by Harris and its Subsidiaries to the Company pursuant to Section 2.01, the Company grants to Harris and its Subsidiaries a personal, nonexclusive, non-transferable (except as provided in Article 7), irrevocable (subject to Article 6), worldwide, fully paid-up license to use, copy, execute and perform, and to display and distribute (subject to confidentiality provisions at least as restrictive as those contained in Section 9.02(c) and Section 9.02(d)), the Contributed Trade Secrets, and to create, use, copy, execute and perform, and to display and distribute (subject to confidentiality provisions at least as restrictive as those contained in Section 9.02(c) and Section 9.02(d)), derivative works from the Contributed Trade Secrets.
     2.03 Sublicenses of Contributed Trade Secrets. The grant to Harris and its Subsidiaries from the Company in Section 2.02 shall include a personal, non-transferable (except as provided in Article 7) and nonexclusive right to communicate portions of and grant nonexclusive sublicenses (subject to confidentiality provisions at least as restrictive as those contained in Section 9.02(c) and Section 9.02(d)) to such Contributed Trade Secrets to customers, suppliers, sublicensees or other third parties as necessary with respect to any products or services sold by Harris or its Subsidiaries now or in the future.
     2.04 Delivery of Contributed Trade Secrets. In the event that any Contributed Trade Secret is not already in the possession of the MCD Business or MCD Employees transferred to the Company, Harris agrees to deliver to the Company, within a commercially reasonable amount of time, any missing parts of the Contributed Trade Secrets, to the extent such Contributed Trade Secrets are available and can be so transferred.
     2.05 Retained Copies of Contributed Trade Secrets. To the knowledge of Harris, Harris has attempted to retain adequate copies of the Contributed Trade Secrets. However, the parties hereto recognize that the best or only available copy of certain Contributed Trade Secrets may reside, prior to or after the Closing Date, within the MCD Business, and that Harris may require certain access to or copies of the Contributed Trade Secrets.Accordingly, the Company agrees, upon receiving a reasonable written request from Harris, to make a good faith effort to locate and provide, to the extent such Contributed Trade Secret is available, within a commercially reasonable amount of time after receipt of Harris’ or its Subsidiary’s written request, copies of all or any portion of the Contributed Trade Secrets.
ARTICLE 3
LICENSES TO TRADE SECRETS
     3.01 Trade Secrets Licensed to the Company. Harris and its Subsidiaries grant to the Company a fully paid-up, worldwide, irrevocable (subject to Article 6), non-transferable (except as provided in Article 7) and nonexclusive (subject to Section 3.02) license, subject to any and all pre-existing licenses granted by Harris, to use any Trade Secrets owned by Harris that are not Contributed Trade Secrets, but are otherwise used in connection with the design, development, repair, manufacture, use, sale, offer for sale, lease, importation or other distribution of products or services of the MCD Business immediately prior to the Closing together with all Copyrights (collectively, the “Licensed Trade Secrets”).

     3.02 Right to Sublicense Licensed Trade Secrets. Subject to any and all pre-existing licenses granted by Harris or its Subsidiaries, Harris and its Subsidiaries grant to the Company a personal, non-transferable (except as provided in Article 7) and nonexclusive right to communicate portions of and grant nonexclusive sublicenses (subject to confidentiality provisions at least as restrictive as those in Section 9) to the Licensed Trade Secrets in connection with the operation of the MCD Business or any products or services sold by the Company now or in the future to suppliers to the extent necessary to produce products or components for such products for the Company and to customers to the extent necessary to permit such customers to use any product or service produced or provided by the Company for its intended purpose. The Company may not under any circumstances grant sublicenses of such rights in connection with a general licensing program, for settlement purposes or other purposes not directly related to its own operations.
     3.03 Retained Copies of Licensed Trade Secrets. To the knowledge of Harris, Harris has attempted to retain adequate copies of the Licensed Trade Secrets. However, the parties recognize that the best or only available copy of certain Licensed Trade Secrets may reside, after the Closing Date, within the MCD Business or the businesses retained by Harris following the Closing, and Harris or the Company may require certain access to or copies of the Licensed Trade Secrets. Accordingly, the Company and Harris each agree, upon receiving a reasonable written request from the other party, to make a good faith effort to locate and provide, to the extent such Licensed Trade Secrets is available, within a commercially reasonable amount of time after receipt of the other party’s written request, copies of all or any portion of the Licensed Trade Secrets reasonably deemed necessary by such other party.
ARTICLE 4
PATENT ASSIGNMENT AND LICENSES
     4.01 Assignment of Contributed Patents. Subject to the licenses granted back to Harris and its Subsidiaries pursuant to Section 4.03 and to any and all pre-existing licenses granted by Harris or its Subsidiaries, Harris and its Subsidiaries hereby assign and transfer to the Company all of their right, title and interest in and to the contributed patents listed in Schedule A, along with all rights to sue and recover for any past infringements thereof (collectively, the “Contributed Patents”).
     4.02 Patents Licensed to the Company. Harris and its Subsidiaries hereby grant to the Company a personal, fully paid-up, worldwide, non-transferable (except as provided in Article 7), irrevocable (subject to Article 6) and nonexclusive license under the Licensed Patents, subject to any and all pre-existing licenses granted by Harris or its Subsidiaries, to make, have made, use, sell, offer to sell, lease, transfer, import, export or otherwise distribute products or services of the Company now or in the future and to use and perform all processes and methods claimed by the Licensed Patents. The licenses in this Section 4.02 include the right to convey to any customer of the Company, with respect to any product which is sold or leased by the Company to such customer, rights to use and resell such products as sold or leased by the Company. “Licensed Patents” shall mean those Patents, other than Patents which are part of the Contributed Intellectual Property (i.e., the “Contributed Patents”), which Harris or its Subsidiaries own or control as of the Closing Date, which are used in the MCD Business immediately prior to the Closing, and for which Harris or its Subsidiaries have the right to grant licenses hereunder without the payment of royalties (other than to an inventor thereof), loss of rights or imposition of a penalty.
     4.03 License Back to Harris and its Subsidiaries. The Company hereby grants to Harris and its Subsidiaries a personal, fully paid-up, worldwide, non-transferable (except as provided in Article 7), irrevocable (subject to Article 6) and nonexclusive license under the Contributed Patents to make, have made, use, sell, offer to sell, lease, transfer, import, export or otherwise distribute products or services sold by Harris or its Subsidiaries now or in the future and to use and perform all processes and methods claimed by the Contributed Patents. The licenses in this Section 4.03 include the right to convey to any customer of Harris or its Subsidiaries, with respect to any product which is sold or leased by Harris and its Subsidiaries to such customer, rights to use and resell such products as sold or leased by Harris and its Subsidiaries now or in the future.
     4.04 Term. The licenses granted under Section 4.02 and Section 4.03 shall extend until the applicable patent’s expiration or the expiration of as much of such term as grantor has the right to grant unless otherwise terminated in accordance with the provisions of this Agreement.
     4.05 Right to Sublicense Licensed Patents. Subject to any and all pre-existing licenses granted by Harris or its Subsidiaries, Harris and its Subsidiaries grant to the Company a personal, non-transferable (except as provided in Article 7), irrevocable (subject to Article 6) and nonexclusive right to grant nonexclusive sublicenses under the Licensed Patents in connection with the operation of the MCD Business or any products or services sold by the Company now or in the future to suppliers to the extent necessary to produce products or components for such products for the Company and to customers to the extent necessary to permit such customers to use any product or service produced or provided by the Company for its intended purpose. The Company may not under any circumstances grant sublicenses of such rights in connection with a general licensing program, for settlement purposes or other purposes not directly related to its own operations.
     4.06 No Sham. The “have made” rights granted hereunder to a party do not extend or give rights to such party which would effectively create a sublicense to a third party for the patents licensed hereunder and not for bona fide business purposes of the ordinary operations of such party.
ARTICLE 5
EXPORT CONTROL
     5.01 The parties acknowledge that any information and software (including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and export of such information and software must be authorized under those regulations. Each party hereby assures the other that it will not without a license or license exception authorized by the Bureau of Export Administration of the U.S. Department of Commerce, Washington, D.C. 20230, United States of America, if required:

(i)	export or release the information or software (including source code) obtained pursuant to this Agreement to a national of Country Groups D:1 or E:2 (15 C.F.R. Part 740, Supp. 1), Iran, Iraq, Sudan, or Syria;

(ii)	export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product (including processes and services) of the information or software: or

(iii)	if the direct product of the information is a complete plant or any major component of a plant, export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product of the plant or major component, subject to the U.S. export control laws and regulations applicable to such countries changing over time so as to permit exports.
This assurance will be honored even after any termination of this Agreement or the Formation Agreement.
ARTICLE 6
TERM AND TERMINATION
     6.01 This Agreement and the licenses and rights granted herein shall be effective during the term commencing on the Closing Date and shall continue in perpetuity, subject to the term of the patent licenses granted in Article 4, unless terminated: (i) by mutual agreement between the Parties; or (ii) pursuant to this Article 6.
     6.02 Harris may terminate, immediately upon notice, any of the licenses granted by it hereunder in the event that the Company breaches any of its obligations hereunder in any material respect; provided, however, that if such breach is capable of being cured, the Company shall have 45 days during which it may cure such breach and avoid termination.
     6.03 The Company may terminate, immediately upon notice, any of the licenses granted by it hereunder in the event that Harris breaches any of its obligations hereunder in any material respect; provided, however, that if such breach is capable of being cured, Harris shall have 45 days during which it may cure such breach and avoid termination.
     6.04 Section 2.01, Section 2.04, Section 2.05, Section 3.03 (but only to the extent a party is otherwise entitled to use the Licensed Trade Secrets), Section 4.01, Section 4.04, Section 5, this Section 6.04, Article 9 and Article 10 shall survive and continue after any termination of this Agreement and other rights and obligations of the parties which, by their nature would continue beyond termination of this Agreement (e.g., licenses to customers with respect to products sold by a party prior to any such termination), but the ability to continue using any of the trade secrets, Copyrights, or patents licensed hereunder would terminate.

ARTICLE 7
ASSIGNABILITY
     7.01 The Parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a party not be extended to entities other than such party or its Subsidiaries without the other party’s express written consent which shall not be unreasonably withheld.
     7.02 Notwithstanding Section 7.01, all of a party’s rights, title and interest in this Agreement and any licenses and rights granted to it hereunder may be assigned or transferred to any direct or indirect successor or transferee to all or substantially all of the business of such party, which successor or transferee shall thereafter be deemed substituted for such party as the party hereto, effective upon such transfer or assignment.
ARTICLE 8
LICENSES TO SUBSIDIARIES AND IMPROVEMENTS
     8.01 The grant of each license hereunder includes the right to grant sublicenses within the scope of such license to a party’s Subsidiaries for so long as they remain its Subsidiary. Any and all licenses or sublicenses granted to Subsidiaries pursuant to this Agreement may be made effective retroactively, but not prior to the Effective Date hereof, nor prior to the sublicensee’s becoming a Subsidiary of such party.
     8.02 Unless otherwise expressly provided for in this Agreement, no license to, or rights under, any party’s patents, copyrights, trademarks, trade secrets, or any other intellectual property rights, is either granted or implied by such party’s conveying any information to the other party.
     8.03 Except as otherwise expressly provided for in this Agreement, no rights are granted to a party under any improvements or derivative works of the information disclosed in the Licensed Trade Secrets or the Licensed Patents to the extent conceived by the other party after the Closing.
ARTICLE 9
DISCLAIMER AND COVENANTS
     9.01 THE TRADE SECRETS, SOFTWARE, PATENTS AND OTHER INFORMATION CONTRIBUTED OR LICENSED UNDER THIS AGREEMENT ARE CONTRIBUTED OR LICENSED “AS IS” WITH ALL FAULTS, LATENT AND PATENT AND WITHOUT ANY WARRANTY OF ANY TYPE. NEITHER PARTY NOR ITS SUBSIDIARIES MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED. BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, NEITHER PARTY NOR ITS SUBSIDIARIES MAKE ANY REPRESENTATIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE TRADE SECRETS, SOFTWARE OR OTHER INFORMATION WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY AND IT SHALL BE THE SOLE RESPONSIBILITY OF THE OTHER PARTY TO MAKE SUCH DETERMINATION AS IS NECESSARY WITH

RESPECT TO THE ACQUISITION OF LICENSES UNDER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
     EXCEPT AS OTHERWISE PROVIDED IN THE FORMATION AGREEMENT, NONE OF HARRIS AND ITS SUBSIDIARIES SHALL BE HELD TO ANY LIABILITY WITH RESPECT TO ANY PATENT INFRINGEMENT OR ANY OTHER CLAIM MADE BY THE COMPANY OR ANY THIRD PARTY ON ACCOUNT OF, OR ARISING FROM THE USE OF, THE TRADE SECRETS, PATENTS, SOFTWARE OR OTHER INFORMATION CONTRIBUTED OR LICENSED HEREUNDER.
     9.02 Harris and the Company agree:
          (a) that the Company and its Subsidiaries will not, without Harris’ express written permission or as provided herein or in the Formation Agreement and/or Ancillary Agreements, or as otherwise agreed to in writing, (i) use in advertising, publicity, or otherwise any trade name, trademark, trade device, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof owned or used by Harris, or its Subsidiaries; provided, however, that the Company and its Subsidiaries will not remove any Harris copyright or other notices from any material provided to it pursuant to this Agreement under license, or (ii) represent, directly or indirectly, that any product or service produced in whole or in part with the use of any of the Contributed Trade Secrets or Licensed Patents is a product or service of Harris, or any of their Subsidiaries;
          (b) that except as otherwise expressly provided for in this Agreement, the Company and its Subsidiaries will hold in confidence for Harris and its Subsidiaries all parts of the Licensed Trade Secrets and any other Harris confidential information that the Company and its Subsidiaries’ personnel may unavoidably receive or have access to during the performance of this Agreement. The Company and its Subsidiaries further agree that all such information shall remain the property of Harris or its Subsidiaries and that neither the Company nor any of its Subsidiaries shall make any disclosure of such information to anyone, except to employees, contractors and agents of the Company and its Subsidiaries who have a need to know such information to give effect to and perform this Agreement nor will the Company or any of its Subsidiaries make any use of such confidential information except as permitted under this Agreement. The Company shall, and shall cause its Subsidiaries to, appropriately notify all such employees, contractors and agents to whom any such disclosure is made or who may receive disclosures directly from Harris that such disclosure is made in confidence and shall be kept in confidence by them. The Company will be responsible for the compliance of its employees, contractors and agents; and
          (c) that except as otherwise expressly provided for in this Agreement, Harris and its Subsidiaries will hold in confidence for the Company all parts of the Contributed Trade Secrets and any other the Company confidential information that Harris and its Subsidiaries’ personnel may unavoidably receive or have access to during the performance of this Agreement. Harris and its Subsidiaries further agree that all such information shall remain the property of the Company and that neither Harris nor any of its Subsidiaries shall make any disclosure of such information to anyone, except to employees, contractors and agents of Harris and its Subsidiaries who have a need to know such information to give effect to and perform this Agreement or to advise with respect to Harris’ investment in the Company, nor will Harris or any of its Subsidiaries make any use of such confidential information except as permitted under this Agreement. Harris shall, and shall cause its Subsidiaries to, appropriately notify all such employees, contractors and agents to whom any such disclosure is made or who may receive disclosures directly from the Company that such disclosure is made in confidence and shall be kept in confidence by them. Harris will be responsible for the compliance of its employees, contractors and agents.
          (d) The restrictions under this Section 9.02 on the use or disclosure of such information shall not apply to such information:
(i)	which is independently developed by the receiving party without reference to the disclosing party’s information as established by sufficient and competent evidence or is lawfully received free of restriction from another source having the right to so furnish such information;

(ii)	after it has become generally available to the public by acts not attributable to the receiving party or its employees, agents or contractors;

(iii)	which at the time of disclosure to the receiving party was known to receiving party free of restriction and evidenced by sufficient and competent evidence in the receiving’s party possession;

(iv)	which the disclosing party agrees in writing is free of such restrictions:

(v)	which is inevitably disclosed by a sale of a product or performance of a service by a party in accordance with this Agreement; or

(vi)	which is requested pursuant to a judicial or governmental request, requirement or order under law, provided that the receiving party provides the disclosing party with sufficient prior notice in order to contest such request, requirement or order or seek protective measures.
Harris acknowledges that Sections 9.02(d)(i), (iii) and (iv) will not apply with respect to the Contributed Trade Secrets by virtue of Harris, and its Subsidiaries, or employees or contractors thereof having been involved with the design, manufacture, sale or distribution of products of the Company.
     9.03 Except for a party’s breach of Section 9.02, neither party or its Subsidiaries will under any circumstance, whether as a result of breach of contract, breach of warranty, delay, negligence, tort or otherwise, be liable to the other party or to any third party for any consequential, incidental, special, punitive or exemplary damages and/or loss of profits, savings or revenues of the other party or any third party arising out of this Agreement, whether or not the applicable party or its Subsidiaries has been notified of the possibility or likelihood of such damages.

ARTICLE 10
GENERAL PROVISIONS
     10.01 Consideration. The consideration for the transfers, assignments and grant of rights and licenses under this Agreement is provided hereunder and in the Formation Agreement.
     10.02 Relationship Between Parties. Harris has no authority (express, implied or apparent) to represent the Company as to any matters or to incur any obligations or liability on behalf of the Company, and Harris shall not be, act as, purport to act as, or be deemed to be, the agent, representative, employee or servant of the Company. The Company has no authority (express, implied or apparent) to represent Harris as to any matters or to incur any obligations or liability on behalf of Harris, and the Company shall not be, act as, purport to act as, or be deemed to be, the agent, representative, employee or servant of Harris. No partnership, joint venture, association, alliance, syndicate, or other entity, or fiduciary, employee/employer, principal/agent or any relationship other than that of independent contractors is created hereby, expressly or by implication.
     10.03 Governing Law and Venue; Waiver of Jury Trial.
          (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court; provided, however, that notwithstanding the foregoing each party agrees that any claim which primarily seeks injunctive relief and related monetary claims that cannot be brought in any such Delaware State or Federal court for jurisdiction reasons may be commenced, heard and determined in any other court having proper jurisdiction over such claim. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.07 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO

INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.03.
     10.04 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.
     10.05 Amendment; Waiver. This Agreement may be amended or any performance, term or condition waived in whole or in part only by a writing signed by Persons authorized to so bind each party (in the case of an amendment) or the waiving party (in the case of a waiver). No failure or delay by any party to take any action with respect to a breach by another party of this Agreement or a default by another party hereunder shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach or default. Waiver by any party of any breach or failure to comply with any provision of this Agreement by another party shall not be construed as, or constitute, a continuing wavier of such provisions, or a waiver of any other breach of or failure to comply with any other provisions of this Agreement.
     10.06 Third-Party Beneficiaries. To the extent expressly provided herein: (i) Subsidiaries of a party are intended third party beneficiaries of this Agreement, and (ii) each party shall cause its Subsidiaries to perform the duties and obligations of such party contained in this Agreement, if applicable. Except as expressly provided herein, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto and their respective permitted successors and permitted assigns. Except as expressly provided herein, nothing contained in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy, or claim under or in respect to this Agreement or any provision herein contained.
     10.07 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and delivered personally or sent by registered or certified mail or by overnight courier, postage prepaid, or by facsimile:

if to Harris:

Harris Corporation
1025 West NASA Blvd.
Melbourne, FL 32919
Attn: Scott T. Mikuen
fax: (321) 727-9222

with a copy to (which shall not constitute notice):

Harris Corporation
1025 West NASA Blvd.
Melbourne, FL 32919
Attn: Mitch Evander
fax: (321) 674-2513

if to the Company:

Harris Stratex Networks, Inc.
Research Triangle Park
637 Davis Drive
Morrisville, NC 27560
Attn: General Counsel
fax: (919) 767-3233

with a copy to (which shall not constitute notice):

Bingham McCutchen LLP
1900 University Avenue
East Palo Alto, CA 94303
Attn: Bart Deamer
fax: (650) 849-4800
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; five (5) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with a nationally-recognized overnight courier, if sent by nationally-recognized overnight courier.
     10.08 Entire Agreement. This Agreement and any Schedules and Exhibits attached hereto, together with the Formation Agreement, constitute the entire agreement between the parties relating to the subject matter hereof and thereof and any and all prior arrangements, representations, promises, understandings and conditions in connection with said matters and any representations, promises or conditions not expressly incorporated herein or therein or expressly made a part hereof or thereof shall not be binding upon any party.

     10.09 Headings. The headings in this Agreement are included for convenience of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of this Agreement.
     10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
     10.11 Construction. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties and their respective counsel have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The following provisions shall be applied wherever appropriate herein: (a) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (d) all accounting terms not specifically defined herein shall be construed in accordance with GAAP; (e) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; and (f) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.
     10.12 Management of Enforcement by the Company. Harris agrees that a majority of the Class A Directors (as defined in the Investor Agreement) shall have the sole and exclusive right to exercise and enforce any rights under this Agreement which the Company or any of its Subsidiaries are entitled to enforce against Harris after the Closing. In addition, any amendment to or waiver of the terms of this Agreement by the Company in accordance with Section 10.05 shall require the approval of a majority of the Class A Directors.
     10.13 Effectiveness. This Agreement shall become effective only when one or more counterparts shall have been signed by each party and delivered to each other party.
     10.14 Fees. In any action or proceeding related to or arising out of the enforcement of, or defense against, any provision of this Agreement, the non-prevailing party in such action or proceeding shall pay, and the prevailing party shall be entitled to, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the prevailing party incurred in connection with such action or proceeding.
     10.15 Force Majeure. Neither party hereto shall be liable in any matter for failure or delay of performance of all or part of this Agreement (other than payment obligations), directly or indirectly, owing to any acts of God; acts, orders, restrictions or interventions of any civil, military or government authority; wars (declared or undeclared); hostilities; invasions;

revolutions; rebellions; insurrections; terrorist acts; sabotages; embargoes; epidemics; strikes or other labor disturbances; civil disturbances; riots; fires; floods; storms; explosions; earthquakes; nuclear accidents; power or other utility failures; disruptions or other failures in internet and/or other telecommunication lines, networks and backbones; delay in transportation; loss or destruction of property; changes in Laws, or any other causes or circumstances, in each case to the extent beyond the reasonable control of such party (each, a “Force Majeure Event”). Upon the occurrence of a Force Majeure Event, the party whose performance is prevented or delayed shall provide written notice to the other party, and the parties shall promptly confer, in good faith, on what action may be taken to minimize the impact, on both parties, of such Force Majeure Event.
     10.16 Compliance with Law. Each party shall comply with applicable requirements of Law applicable to its activities in connection with this Agreement (including, without limitation, import and export control).
     10.17 No Set-Off. The obligations of the parties under this Agreement shall not be subject to set-off for non-performance or any monetary or non-monetary claim by any party or any of their respective Affiliates under any other agreement between the parties or any of their respective Affiliates.
     10.18 Controlling Provisions. This Agreement shall prevail in the event of any conflicting terms or legends, which may appear on documents, the Contributed Patents, Licensed Patents, Contributed Trade Secrets or Licensed Trade Secrets hereunder, provided however, that in the event of a conflict or inconsistency between the terms and conditions of this Agreement and the Formation Agreement, the provisions of the Formation Agreement shall control.
     10.19 Further Actions. Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
     10.20 No Obligation. Except as otherwise agreed in this Agreement, in the Formation Agreement, or in an Ancillary Agreement, Harris and the Company shall have no right or interest whatsoever in any product of the other party whether such product is conceived or developed by the other party, during or after the course of performance of this Agreement or the Formation Agreement or any Ancillary Agreement. Nothing in this Agreement shall be construed to obligate the Company or Harris to a specified level of effort in its promotion and marketing of any product.
[Signature pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized respective representatives to execute this Agreement as of the date first set forth above.

HARRIS CORPORATION
By:	/s/ R. Kent Buchanan
	Name:	R. Kent Buchanan
	Title:	Vice President, Corporate Technology and Development

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Guy M. Campbell
	Name:	Guy M. Campbell
	Title:	Chief Executive Officer and President

SCHEDULE A

CONTRIBUTED PATENTS

See Registered Patents identified in Section 7.2m(m) of the Harris Disclosure Letter*

*	As updated by the Formation Agreement pursuant to the letter agreement, dated January 26, 2007, among the parties thereto.